FIRST INDIANA®
CORPORATION

August 8, 2002

Statements contained in this presentation that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. The Corporation intends such forward-looking statements to be covered by the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe-harbor provisions. The Corporation's ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and involves a number of risks and uncertainties. In particular, among the factors that could cause actual results to differ materially are changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets in general or the loan market in particular, changes in the real estate market, statutory or regulatory changes, or unanticipated results in pending legal proceedings. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Corporation undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

First Indiana Corporation

- Full service financial solutions company
- Banking, consulting, and tax advisory services
- Founded 1915
- $2 billion in assets
- Indianapolis' largest locally owned commercial bank.
- 736 Employees

First Indiana Corporation



First Indiana Corporation
First Indiana Bank, N.A.
Somerset Financial Services

As of December 31, 2001, First Indiana Bank, N.A. is the 241st largest commercial bank in the U.S. out of a universe of 8,457 banks.

Source: American Banker April 12, 2001

Consistent Long-Term Strategies

- Relationship-driven sales culture to be a trusted advisor.
- Synergies between Bank and Somerset.
- Grow business banking.
- Focus on shareholder value.

Mission Statement

Lead businesses to successful solutions.

Lead people to wise financial decisions.

Leave our associates and shareholders enriched.

Leave the community a better place.

Successes - Earnings

- 5 of the last 7 quarters were record earnings.*
- Five-for-four stock split in 2002.
- 20% compound annual return on common stock from 1991 - 2001.

* As of 6/30/2002

First Indiana Corporation

First Indiana Bank

- Lending
- Treasury Management
- Institutional Portfolio Management
- Estate and Guardianship Administration
- Trust Services
- On-Line Banking
- Full Service Personal Banking
- Insurance
- Private Banking

Somerset Financial Services

- Retirement Plan Consulting
- Wealth Management
- Health Care Business Consulting
- Valuation Services
- Entrepreneurial Business Consulting
- Tax & Accounting Services
- Financial Planning

Successes - Cross-Corporation Referrals

- In 2001, the Bank gained $12.7 mil. in new deposits through referrals from Somerset.
- Our Business Lending division booked $10 mil. in business attributable to Somerset.
- Of new Business Lending relationships over $1 mil. begun in 2001, 10% are also Somerset clients.

Success - Associate Referrals

- Associate internal referral system produced 50 closed referrals in the first quarter of 2002 for $3.2 mil. in deposits and $6.3 mil. in loans.
- In 2001 we had 120 closed referrals for $26 mil. in deposits, $12 mil. in loans, and $100,785 in estimated fee income.

Successes - Share of Client

- More than 90 percent of clients in Somerset's Physicians Group use 3 or more Somerset Services.
- Of Somerset's other entrepreneurial clients, more than 90 percent use 2 or more services.
- Business Lending clients average 3 or more services from across the Corporation.

Successes - Retail

- Averaged 5.9 sales per banker per day in first half of 2002, or 117% over goal.
- Retail banking division investment sales were 206% of goal in first half of 2002 more than double last year's same-period sales.

Successes - Taking Advantage of Business Environment

- Business loans increased 68 % to $443.5 million at December 31, 2001 over 2000.
- Business deposits increased 43% in 2001.

Successes - Alternative Channels

- Average 156 Internet and Call Center account openings per month since April 2000.
- Call Center opened 837 deposit accounts in 2001 for over $6 mil.

Indianapolis, Indiana



A Vibrant, Growing Market

Indianapolis, Indiana

- Strategically headquartered in a growing city
- The nation’s 12th largest city
- State Capital
- Crossroads of America
- Fastest growing MSA in Indiana

Indianapolis MSA


Indianapolis MSA Population
1990 to 2000
Growth rate - 16.4%
Nation's growth rate - 13.2%
1,166,575
1,380,491
1,607,486
1,629,150
1,705,210
1,200,000
1,100,000
1,000,000
1980
1990
2000
2005 est.
2010 est.

Source: Indiana Business Research Center Indiana University Kelly School of Business

Indianapolis, Indiana

- Eli Lilly and Company headquarters
- Lilly Endowment, the largest foundation in the U.S.
- Hudson Institute
- Second largest Federal Express hub
- U.S. Postal Service hub
- United Airlines Maintenance hub
- 22 colleges and universities within a 70-mile radius of Indianapolis
- The world's largest children's museum

Indianapolis, Indiana



- 18th largest Internet backbone capacity for a metropolitan area.
- 12th “Most Wired City” with nearly 25 ISPs throughout the region.
- 16th on the The Small Business Survival Index.
- 5th “Best Large Metro Area to Start and Grow a Company” according to *Inc. Magazine*.
- 2nd in Employment Cost Index overall rankings.

Indianapolis, Indiana



Top 5 Sporting Events in the U.S. by Economic Impact

- Indianapolis 500 ← **In Indy**
- Daytona 500
- Brickyard 400 ← **In Indy**
- Super Bowl
- SAP US Grand Prix ← **In Indy**

$727 million economic impact

Source: 2000 Economic Impact Study by Cleveland State University

Indianapolis, Indiana



- Professional sports franchises
  - NFL Indianapolis Colts
  - NBA Indianapolis Pacers
  - WNBA Indianapolis Fever
  - NHL Indianapolis Ice
  - AAA Minor League Baseball Indianapolis Indians
  - A-League Men’s Soccer Indiana Blast
  - AFL Indiana Firebirds

Indianapolis, Indiana



- Amateur Sports Capital of the World
- 2001 World Police and Fire Games, with a $27 mil. economic impact
- Home of the NCAA Headquarters
- Four time host of the NCAA Final Four and scheduled to host again in 2006
- 2002 World Basketball Championships host city

Commercial Banking

Growth Opportunity

- Consolidation provides great opportunity for business relationships growth.
- Somerset merger enhances range of services available to businesses.
- National Bank charter affords us credibility in the marketplace.

Residential Originations



Dollars in Thousands
This does not mean we don't make residential loans.
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
$743,788
$491,007
$372,695
$42,821
$771
1997
1998
1999
2000
2001

Transition to a National Bank


Percent of Loan Portfolio
70%
60%
50%
40%
30%
20%
10%
0%
63.9%
25.2%
16.7%
0.2%
1990
12/31/01
Residential
Business

Business Deposits


Dollars in Thousands
$130,000
$120,000
$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$54,730
$62,548
$64,398
$83,004
$119,100
1997
1998
1999
2000
2001
Only 3 commercial loan clients don't have their demand deposit with us.

Business Loans Outstanding



Dollars in Thousands
$500,000
$400,000
$300,000
$200,000
$100,000
$0
↑ 33%
↑ 49%
↑ 25%
↑ 68%
$106,385
$141,239
$211,005
$263,750
$443,461
1997
1998
1999
2000
2001

Business Loans

- Our overall average commercial loan is $850,000.
- Only one commercial loan is larger than $20 mil.
- Only 19 relationships in which loan amount is greater than $10 mil.
- Loans and corresponding relationships are typically within 100 miles of Indianapolis.

As of 6/30/02

Business Loan Concentration by Industry

Industry	Percent
Wholesale Trade-Durable Goods	13.99%
Finance-Nondepository Institutions	12.05%
Real Estate	8.95%
Automotive Dealers and Service Stations	8.50%
Special Trade Contractors	6.86%
Transportation Equipment	5.07%
General Building Contractors	3.50%
Personal	3.15%
Auto Repair, Services and Parking	2.95%
Other	34.99%

Retail Banking

Retail Banking

- 26 banking centers.
- Full-service Call Center (virtual branch).
- Perceived physical convenience still the number one factor in choosing a bank.
- Therefore, we opened or remodeled 7 branches in 2000 and 2001.
- New branch planned for busy Broad Ripple neighborhood -- good source for business relationships.

Retail Banking

- Clients still have electronic options for transactions.
- Financial service products are, for the most part, commodities.
- The Information Age has made today's customer more savvy, because customers have more access to information and appreciate the convenience of Internet and telephone banking.

Internet/Call Center Accounts Opened



350
300
250
200
150
100
50
0
Apr-00
Jun-00
Aug-00
Oct-00
Dec-00
Feb-01
Apr-01
Jun-01
Aug-01
Oct-01
Dec-01
Feb-02
Apr-02
Jun-02
Internet/Call Center Acct. Openings
Avg. Branch Acct. Openings

Fee Income Per Checking Account


$200.00
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$ -
$56.39
$74.87
$92.17
$104.02
$171.13
$184.59
1997
1998
1999
2000
2001
2002

Core Retail Household Growth


65,000
60,000
55,000
50,000
45,000
40,000
35,000
30,000
39,895
44,591
53,382
57,165
60,151
1997
1998
1999
2000
2001

Checking Deposits


Dollars in Thousands
$330,000
$280,000
$230,000
$180,000
$305,198
$231,348
$231,454
$239,487
$191,996
1997
1998
1999
2000
2001

Total Core Deposits


Dollars in Thousands
800,000
700,000
600,000
500,000
400,000
1997
1998
1999
2000
2001
$462,157
$523,202
$592,633
$614,818
$753,031

Excluding Evansville Sale in 1999
Core Deposits include checking and savings for retail and commercial

Market Share



Dollars in Thousands
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
1999
2000
2001
Bank One
Nat City
Union Federal
Fifth Third
First Indiana
UP
Key
NBI
Huntington
Star

Consumer Lending

Consumer Lending

- Specializing in originating and underwriting real estate collateralized lending in the form of first and second liens.
- Nationwide distribution channel.
- Wide breadth of closed ended and LOC products.
- Avg. $30 - $40 mil./mo. in origination.
- Countercyclical pricing balances out deposit rates.

Consumer Loan Origination



Independent Agents

Consumer Finance Broker Relationships



Consumer Loans Outstanding


Dollars in Thousands
$780,000
$740,000
$700,000
$660,000
$620,000
$580,000
$540,000
$500,000
$548,016
$580,525
$675,763
$748,290
$675,111
$672,972
1997
1998
1999
2000
2001
6/30/02

Gain on Sale of Loans

Averaged over $1.5 million per quarter Gain on Sale of loans for the last 30 quarters.

Results of our Strategy

Assets


Dollars in Billions
$2.500
$2.000
$1.500
$1.000
$0.500
$0.000
$1.610
$1.800
$1.980
$2.090
$2.050
$2.100
1997
1998
1999
2000
2001
QII02

Net Earnings



Dollars in Thousands
$24,000
$20,000
$16,000
$12,000
$8,000
$4,000
$0
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
QII02

1996 earnings show one-time FDIC assessment

Diluted Earnings Per Share


Dollars
$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
$1.09
$1.15
$1.42
$1.55
$1.25
$0.84
1997
1998
1999
2000
2001
Through QII02

Return on Equity



16.00%
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
12.16%
11.96%
13.37%
13.28%
9.60%
12.53%
1997
1998
1999
2000
2001
QII02

Total Revenue



$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
9.87% CGR
1997
1998
1999
2000
2001
Through QII02
Net Interest Income
Non-Interest Income

Loan Breakdown


Dollars in Millions
800
700
600
500
400
300
200
100
0
1997
1998
1999
2000
2001
QII02
Business
Residential
Consumer
Construction/CRE

Non-Performing Assets to Loans and OREO



3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
QI01
QII01
QIII01
QIV01
QI02
QII02
Other Non-Performing
Residential Foreclosure
OREO

Delinquency Trends – 30+ Days



Total Loans
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
QI01
QII01
QIII01
QIV01
QI02
QII02



Consumer Loans
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
QI01
QII01
QIII01
QIV01
QI02
QII02

Net Charge-offs To Average Loans


1.20%
1.05%
0.90%
0.75%
0.60%
0.45%
0.30%
0.15%
0.00%
1997
1998
1999
2000
2001
QI02
QII02
First Indiana
Midwest Banks
Midwest Thrifts

Return on Assets


1.50%
1.40%
1.30%
1.20%
1.10%
1.00%
0.90%
0.80%
0.70%
0.60%
0.50%
1997
1998
1999
2000
2001
QI02
QII02
First Indiana
Midwest Banks
Midwest Thrifts

Return on Equity



15%
13%
11%
9%
7%
5%
1997
1998
1999
2000
2001
QI02
QII02
First Indiana
Midwest Banks
Midwest Thrifts

Net Interest Margin



5.00%
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
97
98
99
2000
2001
QI02
QII02
First Indiana
Midwest Banks
Midwest Thrifts

Efficiency Ratio



70%
65%
60%
55%
50%
45%
1997
1998
1999
2000
2001
QI02
QII02
First Indiana
Midwest Banks
Midwest Thrifts

Why Invest in First Indiana?

- Vibrant Central Indiana Market.
  - Strategically headquartered in a growing, vital city.
  - Fastest growing city in Central Indiana.
  - Stable, diverse manufacturing and service employment base.

Why Invest in First Indiana?

- Opportunity to Differentiate Ourselves.
  - Local headquarters give us an edge over the competition in the market.
    - Local decisions
    - Stake in the community
  - Size gives us an edge over the competition in the market.
    - Other competitors too large to be agile or tap into our niche
    - Relatively small market share means huge upside

Why Invest in First Indiana?

- Synergy from Combining Bank and Somerset Services.
  - Merger of banking, consulting, and asset management.
  - Somerset has large client base needing banking services.
  - First Indiana has large business client base needing wealth management, consulting, and accounting services.

Why Invest in First Indiana?

- Expertise in Commercial Banking.
  - Experienced team of commercial bankers.
  - Commercial loan officers have average of over 18 years' experience.
  - Trust officers have average of over 15 years' experience.
- Largest locally owned bank in Indianapolis.

Why Invest in First Indiana?

- Strong Capital Position.
  - Cushions First Indiana from economic uncertainty.
  - Provides opportunities for strategic growth.
- Operating Efficiency.
  - Bank subsidiary especially efficient.
  - Right-sized branch network, with third-highest deposits per branch in Central Indiana.

Why Invest in First Indiana?

- Associates and the McKinney family beneficially own over 28% of First Indiana common stock.
- Stock ownership guidelines.
  - Directors 5x Compensation
  - Chairman, Vice Chairman, President 5x Salary
  - Senior Vice Presidents 3x Salary
  - First Vice Presidents 2x Salary
  - Vice Presidents 1x Salary

80% of my net worth
is tied directly to First Indiana
stock.

Price Change Since 1991



17% Compounded Annual Growth Rate
700
600
500
400
300
200
100
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
QI02
QII2
Midwest Banks
First Indiana

Dividend Pay Out Ratio



45
40
35
30
25
20
15
10
5
0
1997
1998
1999
2000
2001
25 %
INCREASE
in dividends
over 2001

First Indiana Common Stock Valuation

	FINB (a)	Peer Group (b)
Price to LTM EPS	**14.4x**	**19.7x**
Price to 2002 Est. EPS	**10.5x**	**14.3x**
Price to 2003 Est. EPS	**9.6x**	**12.2x**
Price to Book Value	**1.28x**	**1.91x**
Price to Tangible Book Value	**1.37x**	**2.19x**
Dividend Yield	**3.56%**	**2.38%**

- Based on FINB closing price of $18.00 as of August 2, 2002
- Peer group consist of publicly traded banks headquartered in the Midwest with total assets greater than $1 billion & less than $5 billion.

First Indiana Trading Characteristics

Number of Market Makers	18
Number of Research Analysts	2
Average Daily Trading Volume	27,000 shares
Number of Shareholders	1,769, excluding street name holdings
Number of Shares Outstanding	15,565,894
Market Capitalization [(a)]	$280,186 [(b)]

(a) Based on FINB closing price of $18.00 per share as of August 2, 2002.
(b) Dollars in Thousands

To Recap

Future Growth Strategies

- Balance sheet optimization.
- Take advantage of capital strength.
- Maximize opportunity in business market.
- Follow through on long term strategies of being a trusted advisor.

In our presentation to you today and in the course of answering your questions, we have made statements that are "forward-looking." Statement of our plans, initiatives, expectations, objectives, strategies, forecasts, expected results and similar expressions identify forward-looking information. These statements are not guarantees of future performance or events and our actual accomplishments of the plans we have discussed with you today involve certain risks and uncertainties that are difficult to predict. Therefore, actual future events may differ materially from what we discussed here today. For an explanation of various factors that may affect our future results, we refer you to the risk factors and other cautionary language contained in our report on Form 10-K, which is on file with the SEC.

FIRST INDIANA®
CORPORATION